TO BUSINESS EDITOR:

   Resources Connection, Inc. Reports Results for First Quarter of Fiscal 2008

     -- Quarterly revenue of $194.1 million, up 18% over prior year fiscal first quarter

     -- GAAP net income of $11.6 million in the fiscal first quarter, 6% ahead of prior year quarter

    IRVINE, Calif., Sept. 25 /PRNewswire-FirstCall/ -- Resources Connection, Inc. (Nasdaq: RECN), a multinational professional services firm that provides to clients -- through its operating subsidiary, Resources Global Professionals ("Resources") -- accomplished professionals in accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal services, today announced financial results for its fiscal first quarter ended August 31, 2007.

    Total revenue for the first quarter of fiscal 2008 improved 18% to $194.1 million from $165.1 million for the same quarter in fiscal 2007.

    During the first quarter of fiscal 2008, gross margin was adversely impacted primarily as a result of increased vacation benefits for a majority of our associates and a decrease in conversion fees which carry a 100% gross margin.

    Net income determined in accordance with generally accepted accounting principles (GAAP) for the first quarter ended August 31, 2007, was $11.6 million, or $0.23 per diluted share, including non-cash stock-based compensation expense of $6.0 million on a pre-tax basis, and $1.5 million of tax benefits related to stock-based compensation. This compares with GAAP net income for the first quarter ended August 31, 2006, of $11.0 million, or $0.22 per diluted share, including non-cash stock-based compensation expense of $4.7 million and $0.5 million of tax benefits related to stock-based compensation.

    Non-GAAP net income for the first quarter of fiscal 2008 (which excludes stock-based compensation expense and the related income tax expense) was $16.1 million, or $0.31 per diluted share, compared to $15.1 million, or $0.30 per diluted share, in the prior year quarter.

    "We were pleased with the 31% increase in international revenues and 18% revenue growth overall," said Donald B. Murray, Chairman and CEO of Resources. "While our gross margin was adversely impacted in part due to increased associate vacation, we felt the additional benefit was important in continuing to attract and retain the best talent over the long term."

                               Business Highlights

    -- International revenue increased 31% in the first quarter from the year-earlier period.
    -- U.S. revenue rose 14% in the first quarter from the year-earlier period. -- During the fiscal first quarter (on August 21) Resources paid a special dividend to shareholders totaling $60.7 million.
    -- As of August 31, 2007, the number of associates on assignment rose to 3,206, up 11% from the total at August 31, 2006.


    ABOUT RESOURCES GLOBAL PROFESSIONALS

    Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (Nasdaq: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise -- finance and accounting, information management, internal audit, human capital, legal services and supply chain management.

    Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 4,100 professionals, from more than 80 practice offices, annually serving over 2,000 clients around the world.

     Headquartered in Irvine, California, Resources Global has served 81 of the Fortune 100 companies. Resources was selected #61 on Fortune magazine's list of 100 Fastest-Growing Companies for 2006. Also last year, Resources was chosen #21 on BusinessWeek's list of 100 Hot Growth Companies and the firm has been named to the Forbes 200 Best Small Companies list for the past five years.

    The Company is listed on the NASDAQ Global Select Market, the exchange's highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

    Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, September 25, 2007. This conference call will be available for listening via a webcast on the Company's website:
http://www.resourcesglobal.com.

    Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include the Company's statement that it is important to increase associate benefits to continue to attract and retain the best talent over the long term. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in Resources Connection's Form 10-K for the year ended May 31, 2007 (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

    The Non-GAAP Income Statement in this release excludes stock-based compensation expense from the following non-GAAP line items: non-GAAP selling, general and administrative expenses, non-GAAP operating income before amortization and depreciation, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share, and non-GAAP diluted shares used in net income per share calculation.

    These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures and the Non-GAAP Income Statement are not based on any comprehensive set of accounting rules or principles. Resources believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Resources' results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Resources' results of operations in conjunction with the corresponding GAAP measures.

    Resources believes that the presentation of non-GAAP selling, general and administrative expenses, non-GAAP operating income before amortization and depreciation, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP diluted shares used in net income per share calculation, when presented in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

    For its internal budgeting process, Resources' management uses financial statements that do not include stock-based compensation expense related to employee stock options and employee stock purchases, and the income tax effects thereof. Resources' management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Resources.

    For additional information on the items excluded by Resources Connection, Inc. from one or more of its non-GAAP financial measures, and for additional information regarding these non-GAAP measures, we refer you to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

                           RESOURCES CONNECTION, INC.
                                INCOME STATEMENT
                    (in thousands, except per share amounts)

                                                    Quarter Ended August 31,
                                                       2007          2006
                                                          (unaudited)

    Revenue                                         $194,120       $165,107
    Direct costs of services                         120,631         99,919

    Gross profit                                      73,489         65,188
    Selling, general and administrative
     expenses (1)                                     53,029         44,798

    Operating income before amortization and
     depreciation (1)                                 20,460         20,390
    Amortization of intangible assets                    254            418

    Depreciation expense                               1,875          1,356

    Operating income (1)                              18,331         18,616

    Interest income                                   (2,542)        (1,909)

    Income before provision for income taxes (1)      20,873         20,525

    Provision for income taxes (2)                     9,291          9,574

    Net income (1) (2)                               $11,582        $10,951

    Diluted net income per share                       $0.23          $0.22

    Diluted shares                                    50,411         49,775


    (1) Includes $6,000 and $4,701 of expense for the three months ended August 31, 2007 and 2006, respectively, related to the mandatory requirement to recognize compensation expense for employee stock option grants and employee stock purchases.

    (2) The Company's effective tax rate, absent the impact of the adoption of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 40.0% for both the three months ended August 31, 2007 and 2006, respectively. The Company's effective tax rate, including the impact of the adoption of the requirement to recognize compensation expense related to employee stock option grants and employee stock purchases, was 44.5% and 46.6% in the three months ended August 31, 2007 and 2006, respectively. The Company cannot recognize a potential tax benefit for certain stock option grants until and unless the holder exercises his or her option and sells the shares. In addition, the Company can only recognize a potential tax benefit for employees' acquisition and subsequent sale of shares purchased through the Company's Employee Stock Purchase Plan if the sale occurs within a certain defined period. Further, under SFAS 123(R), certain potential tax benefits associated with incentive stock options fully vested at the time of adoption of SFAS 123(R) will be recognized as additional paid in capital when and if those options are exercised.

                           RESOURCES CONNECTION, INC.
                            NON-GAAP INCOME STATEMENT
                    (in thousands, except per share amounts)

                                                   Quarter Ended August 31,
                                                       2007          2006
                                                          (unaudited)

    Revenue                                         $194,120       $165,107
    Direct costs of services                         120,631         99,919

    Gross profit                                      73,489         65,188
    Selling, general and administrative
     expenses (1)                                     47,029         40,097

    Operating income before amortization and
     depreciation (1)                                 26,460         25,091
    Amortization of intangible assets                    254            418

    Depreciation expense                               1,875          1,356

    Operating income (1)                              24,331         23,317

    Interest income                                   (2,542)        (1,909)

    Income before provision for income taxes (1)      26,873         25,226

    Provision for income taxes (2)                    10,749         10,090

    Net income (1) (2)                               $16,124        $15,136

    Diluted net income per share                       $0.31          $0.30

    Diluted shares (3)                                51,204         50,936


    (1) Excludes $6,000 and $4,701 of expense for the three months ended August 31, 2007 and 2006, respectively, related to the mandatory requirement to recognize compensation expense related to employee stock option grants and employee stock purchases.

    (2) Excludes tax benefits related to stock based compensation of $1,458 and $516 for the three months ended August 31, 2007 and 2006, respectively. Please refer to footnote (2) on the GAAP Income Statement for further detail.

    (3) Includes 793 and 1,161 shares presumed to be repurchased in accordance with the requirements of SFAS 123(R) and SFAS 128 for GAAP computation of diluted number of shares for the three months ended August 31, 2007 and 2006, respectively.

    See table below for reconciliation of net income on a GAAP basis to non-GAAP net income, and diluted net income per share on a GAAP basis to non-GAAP diluted net income per share.

                           RESOURCES CONNECTION, INC.

Following is a reconciliation of net income under GAAP to non-GAAP net income for the three months ended August 31, 2007 and 2006.

                    (in thousands, except per share amounts)

                                                  Three months   Three months
                                                      ended          ended
                                                    August 31,     August 31,
                                                       2007           2006

    GAAP net income                                  $11,582        $10,951

    Stock-based compensation included in SG&A          6,000          4,701

    Effect of stock-based compensation on provision
     for income taxes                                 (1,458)          (516)

    Net effect of stock-based compensation             4,542          4,185

    Non-GAAP net income                              $16,124        $15,136


    Following is a reconciliation of shares used in the calculation of GAAP to non-GAAP diluted net income per share:

                                                  Three months   Three months
                                                      ended          ended
                                                    August 31,     August 31,
                                                       2007           2006

    Diluted number of shares used - GAAP              50,411         49,775

    Impact of SFAS 123R                                  793          1,161

    Diluted number of shares used - non-GAAP          51,204         50,936


    Following is a reconciliation of GAAP diluted net income per share to non-GAAP diluted net income per share:

                                                  Three months   Three months
                                                      ended          ended
                                                    August 31,     August 31,
                                                       2007           2006

    GAAP diluted net income per share                  $0.23          $0.22

    Net effect of stock-based compensation on
     diluted net income per share                      $0.08          $0.08

    Non-GAAP diluted net income per share              $0.31          $0.30

                           RESOURCES CONNECTION, INC.
                       SELECTED BALANCE SHEET INFORMATION
                                 (in thousands)

                                              August 31, 2007    May 31, 2007
                                                         (unaudited)
    Cash, cash equivalents, short-term investments
     and long-term marketable securities            $158,145       $223,095

    Accounts receivable, less allowances            $109,876       $105,146

    Total assets                                    $416,515       $464,461

    Current liabilities                              $66,842        $87,683

    Total stockholders' equity                      $334,834       $363,299